Exhibit 10.2

AGREEMENT

This AGREEMENT (this “Agreement”) is dated as of August 10, 2016 by and among DarioHealth Corp., a Delaware corporation (the “Company”), Dicilyon Consulting and Investment Ltd.(“Dicilyon”) and David Edery, an individual (“Edery” and together with Dicilyon collectively referred to as the “Investor”). The Company and the Investor shall be individually referred to as a “Party” and collectively as the “Parties.”

WHEREAS, Investor purchased certain securities from the Company which were granted certain registration rights which required, among other things, the continued effectiveness of certain registration statements (the “Registration Rights”); and

WHEREAS, the Company has agreed to issue the Investor the Warrant (as hereinafter defined) in consideration for the waiver of the Registration Rights; and

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

1.          Issuance of Warrant. As consideration for the Investor’s execution of this Agreement, the Company will issue Dicilyon a warrant to purchase 300,000 shares of the Company’s common stock in the form annexed hereto as Exhibit A (the “Warrant”). The shares of common stock underlying the Warrant shall be referred to as the “Warrant Shares.”

2.          Release by Investor. In consideration of the mutual covenants and agreements set forth in this Agreement, Dicilyon and Edery on behalf of themselves and their respective direct or indirect affiliates, members, shareholders, successors, parent companies, subsidiaries, related business entities, managers, officers, directors, employees, agents, attorneys, heirs, executors, administrators, predecessors, beneficiaries, successors and/or assigns, and any other persons or entities acting on behalf of Dicilyon and Edery, unconditionally and irrevocably and forever waive, release, discharge, and covenant not to sue (either directly or indirectly) the Company and/or any of its respective direct and/or indirect affiliates, members, shareholders, parent companies, subsidiaries, related business entities, managers, officers, directors, employees, agents, attorneys, heirs, executors, administrators, predecessors, beneficiaries, successors and/or assigns, and any other persons or entities acting on behalf of the Company, from any and all claims, actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages (including, without limitation, compensatory, consequential and/or punitive damages), judgments, extents, executions, demands, fees, and liabilities of any kind whatsoever, at law or in equity (each, a “Claim”, and collectively, “Claims”) whether known or unknown, which each of Dicilyon and Edery ever had, now has or can, shall, or may have against the Company and its direct or indirect affiliates, members, shareholders, parent companies, subsidiaries, related business entities, managers, officers, directors, employees, agents, attorneys, heirs, executors, administrators, predecessors, beneficiaries, successors and/or assigns, and any other persons or entities acting on behalf of the Company, arising by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date of this Agreement, including, without limitation, any Claims relating to the waiver of the Registration Rights or otherwise arising under or in connection with any business or personal relationship, contract, or agreement existing or imputed by law, known or unknown.

Dicilyon and Edery irrevocably and forever covenant to refrain from asserting, directly or indirectly, any Claim of any kind which is based upon any matter released or disclaimed by this Agreement. Dicilyon and Edery represent and warrant that they have not assigned or transferred any Claim (or any interest in any Claim) released or discharged by Dicilyon and Edery pursuant to this Agreement. The releases set forth in this Section 2 shall be construed as broadly as possible.

3.          Registration Rights. On or prior to November 30, 2016, the Company shall prepare and file with the Securities and Exchange Commission (the “SEC”) a Registration Statement for the resale of the Warrant Shares. The Company shall use its commercially best efforts to cause the Registration Statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”), as promptly as possible after the filing thereof, and shall use its commercially best efforts to keep such Registration Statement, with respect to Dicilyon, continuously effective under the Securities Act until the earlier to occur of (i) the date on which the Dicilyon may sell the Warrant Shares then held in compliance with Rule 144, (ii) all Warrant Shares covered by the Registration Statement have been sold by the Investor, or (iii) two years from the effective date of the Registration Statement.

4.          Provision by Investor of Certain Information in Connection with the Registration Statement. The Investor agrees to furnish to the Company in writing (i) such information as the Company may reasonably request for use in connection with the Registration Statement within 5 business days after receipt of a request therefor, and (ii) a completed questionnaire in the form satisfactory to the Company. The Investor agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by the Investor not materially misleading.

5.          Authority; No Conflict. Each Party represents that he or it has full right, power and authority to enter into this Agreement, and this Agreement constitutes a legal, valid and binding obligation of such Party. Each Party represents that the execution, delivery and performance of this Agreement do not violate or conflict with any law applicable to him or it, any agreement or instrument to which he or it is a party, any order or judgment of any court or other agency of government applicable to him or it or any contractual restriction binding on or affecting him or it.

6.          Legal Fees. Each Party will pay his or its own legal fees and costs with respect to this Agreement.

7.          Related Parties; Successors in Interest.  The Parties hereby agree that this Agreement shall be binding upon the Parties and each of them, and, as applicable, upon (i) their predecessors, successors and heirs, (ii) their affiliates, subsidiaries, divisions, alter egos and related entities, and (iii) their officers, directors, trustees, partners, parents, stockholders, employees, attorneys, assigns, agents and representatives, and any or all of them.

8.          No Admission.  The Parties expressly agree that this Agreement is made in compromise of disputed claims and with no admission as to fault or liability by any of them.

9.          Publicity.  The Parties agree that the terms of this Agreement are confidential and may not be disclosed to any third parties except to comply with applicable laws. The Parties agree not to issue any press releases or other public statement regarding the waiver of the Registration Rights, including this Agreement, except that the Parties may issue reports, releases or other announcements reasonably required for SEC, public company reporting or other necessary regulatory purposes. Notwithstanding anything contained herein to the contrary, the Investor acknowledges and agrees that the Company may be required to publicly report the contents of this Agreement and publicly file a copy of this Agreement in order to comply with SEC regulations.

10.           No Assignment. This Agreement, and any and all rights, duties and obligations hereunder, shall not be assigned, transferred, delegated or sublicensed by any Party without the prior written consent of the other Parties. Any attempt by a Party without such permission to assign, transfer, delegate or sublicense any rights, duties or obligations that arise under this Agreement shall be void.

11.          Advice of Counsel.  Each Party represents that it has been represented, or has had the opportunity to be represented, by independent legal counsel of its own choice throughout all of the negotiations that preceded the execution of this Agreement and that it has executed this Agreement with the consent and upon the advice of such independent legal counsel, or that it has had the opportunity to seek such consent and advice. Each Party acknowledges that it has read this Agreement and assents to all the terms and conditions contained herein without any reservation whatsoever and that it has had the opportunity to have the same explained to it by its own counsel, who have answered any and all questions which have been asked of them, with regard to the meaning of any provision hereof.

12.          Entire Agreement.  This Agreement contain the entire agreement and understanding of the Parties concerning the subject matter hereof, and supersede and replace all prior negotiations, proposed agreements, representations, and agreements. Each of the Parties acknowledges that it is not executing this Agreement in reliance on any promise, representation, or warranty not contained in this Agreement.

13.          Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

14.          Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

15.          Waivers; Amendment. A provision of this Agreement may be waived only by a writing signed by the waiving Party. No provision of this Agreement may be modified, supplemented or amended except in a written instrument signed by the Parties.

16.           Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto.

17.          Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

DARIOHEALTH CORP.

By:	/s/ Zvi Ben-David
Name: Zvi Ben-David
Title: CFO

INVESTOR:

Dicilyon Consulting and Investment Ltd.

By:	David Edery
Name: David Edery
Title: Chairman

By:	/s/ David Edery
Name: David Edery

Exhibit A

Form of Warrant

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAS BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE COMPANY TO SUCH EFFECT.

August 10, 2016

DARIOHEALTH CORP.

Common Stock Purchase Warrant

THIS CERTIFIES THAT, for value received, ___________________________ (the “Holder”), is entitled to subscribe for and purchase, at the Exercise Price (as defined below), from DarioHealth Corp., a Delaware corporation (the “Company”), shares of the Company’s common stock, par value $0.0001 (the “Common Stock”), at any time prior to 5:00 p.m., New York time, on March 8, 2021 (the “Warrant Exercise Term”).

This Warrant is issued in accordance with, and subject to, the terms and conditions described in the Agreement, dated as of even date herewith, between the initial Holder, David Edery and the Company (the “Agreement”). All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

This Warrant is subject to the following terms and conditions:

1.           Shares. The Holder has, subject to the terms set forth herein, the right to purchase up to an aggregate of 300,000 shares of Common Stock (the “Warrant Shares”) at a per share exercise price of $4.50, subject to adjustment as provided for herein (the “Exercise Price”).

2.           Exercise of Warrant.

(a)           Exercise. This Warrant may be exercised by the Holder at any time prior to the end of the Warrant Exercise Term, in whole or in part, by delivering the notice of exercise attached as Exhibit A hereto (the “Notice of Exercise”), duly executed by the Holder to the Company at its principal office, or at such other office as the Company may designate, accompanied by payment, by wire transfer of immediately available funds to the order of the Company to an account designated by the Company, of the amount obtained by multiplying the number of Warrant Shares designated in the Notice of Exercise by the Exercise Price (the “Purchase Price”). For purposes hereof, “Exercise Date” shall mean the date on which all deliveries required to be made to the Company upon exercise of this Warrant pursuant to this Section 2(a) shall have been made. The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. No originals of the Notice of Exercise shall be required to be delivered, nor shall any medallion guarantee (or any other type of guarantee or notarization) of any Notice of Exercise shall be required.

(b)            Cashless Exercise.

(i) Notwithstanding anything contained herein to the contrary, if and only if a Registration Statement covering the resale of all or any portion of the Warrant Shares is not available for the resale of such Warrant Shares (such unregistered portion of the Warrant Shares, the “Unavailable Warrant Shares”), the Holder may, in its sole discretion, exercise this Warrant solely with respect to the Unavailable Warrant Shares and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the aggregate Exercise Price for such Unavailable Warrant Shares, elect instead to exercise the Warrant on a cashless basis as described in paragraph (ii) below.

(ii) Upon a “cashless exercise”, the Holder shall be entitled to receive the number of Warrant Shares equal to the quotient obtained by dividing (A-B) (X) by (A), where:

(A)	= the VWAP on the Trading Day immediately preceding the Exercise Date;

(B)	= the Exercise Price of the Warrant, as adjusted as set forth herein; and

(X)	= the number of Warrant Shares that would be issuable upon exercise of the Warrant in accordance with the terms of the Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

If the Warrant Shares are issued in such a cashless exercise, the Company acknowledges and agrees that, in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised and the Company agrees not to take any position contrary thereto.

(c)            Issuance of Certificates. As soon as practicable after the exercise of this Warrant, in whole or in part, in accordance with Section 2(a) hereof (and in no event later than two (2) Trading Days following the delivery of the Notice of Exercise), the Company, at its expense, shall cause to be issued in the name of and delivered to the Holder: (i) a certificate or certificates for (or, if applicable, by delivery through the facilities of the Depository Trust Company in electronic form of) the number of fully paid and non-assessable Warrant Shares to which the Holder shall be entitled upon such exercise and, if applicable, (ii) a new warrant of like tenor to purchase all of the Warrant Shares that may be purchased pursuant to the portion, if any, of this Warrant not exercised by the Holder. The Holder shall for all purposes hereof be deemed to have become the Holder of record of such Warrant Shares on the date on which the Notice of Exercise and payment of the Purchase Price in accordance with Section 2(a) hereof were delivered and made, respectively, irrespective of the date of delivery of such certificate or certificates, except that if the date of such delivery, notice and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such Warrant Shares at the close of business on the next succeeding date on which the stock transfer books are open.

(d)           Taxes. The issuance of the Warrant Shares upon the exercise of this Warrant, and the delivery of certificates or other instruments representing such Warrant Shares, shall be made without charge to the Holder for any tax or other charge of whatever nature in respect of such issuance and the Company shall bear any such taxes in respect of such issuance.

3.           Adjustment of Exercise Price.

(a)           Adjustment for Reclassification, Consolidation or Merger. If while this Warrant, or any portion hereof, remains outstanding and unexpired there shall be (i) a reorganization or recapitalization (other than a combination, reclassification, exchange or subdivision of shares otherwise provided for herein), (ii) a merger or consolidation of the Company with or into another corporation or other entity in which the Company shall not be the surviving entity, or a reverse merger in which the Company shall be the surviving entity but the shares of the Company’s capital stock outstanding immediately prior to the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (iii) a sale or transfer of the Company’s properties and assets as, or substantially as, an entirety to any other corporation or other entity in one transaction or a series of related transactions, then, as a part of such reorganization, recapitalization, merger, consolidation, sale or transfer, unless otherwise directed by the Holder, all necessary or appropriate lawful provisions shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified herein and upon payment of the Exercise Price then in effect, the greatest number of shares of capital stock or other securities or property that a holder of the Warrant Shares deliverable upon exercise of this Warrant would have been entitled to receive in such reorganization, recapitalization, merger, consolidation, sale or transfer if this Warrant had been exercised immediately prior to such reorganization, recapitalization, merger, consolidation, sale or transfer, all subject to further adjustment as provided in this Section 3. If the per share consideration payable to the Holder for Warrant Shares in connection with any such transaction is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Company’s Board of Directors. The foregoing provisions of this paragraph shall similarly apply to successive reorganizations, recapitalizations, mergers, consolidations, sales and transfers and to the capital stock or securities of any other corporation that are at the time receivable upon the exercise of this Warrant. In all events, appropriate adjustment shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Holder after the transaction, to the end that the provisions of this Warrant shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable or issuable after such reorganization, recapitalization, merger, consolidation, sale or transfer upon exercise of this Warrant.

(b)           Adjustments for Split, Subdivision or Combination of Shares. If while this Warrant, or any portion hereof, remains outstanding and unexpired the Company shall subdivide (by any stock split, stock dividend, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, upon the effective date of such subdivision, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock subject to acquisition upon exercise of the Warrant will be proportionately increased. If the Company at any time combines (by reverse stock split, recapitalization, reorganization, reclassification or otherwise) the shares of Common Stock subject to acquisition hereunder, then, upon the effective date of such combination, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock subject to acquisition upon exercise of the Warrant will be proportionately decreased.

(c)            Adjustment Upon Issuance of Common Stock. If and whenever on or after the date hereof and prior to March 8, 2017 (the “Applicable Period”), the Company issues, sells or delivers, or in accordance with this Section 3(c) is deemed to have issued, sold or delivered, any Common Stock (including the issuance, sale or delivery of Common Stock owned or held by or for the account of the Company, but excluding any Excluded Securities (as hereinafter defined) issued or sold or deemed to have been issued, sold or delivered) for a consideration per share less than a price equal to the Exercise Price in effect immediately prior to such issuance, sale or delivery or deemed issuance, sale or delivery (such Exercise Price then in effect is referred to as the “Applicable Price”) (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the Exercise Price then in effect shall be reduced to the New Issuance Price (as hereinafter defined).

For all purposes of the foregoing (including, without limitation, determining the adjusted Exercise Price and consideration per share under this Section 3(c)), the following shall be applicable:

(i) Issuance of Options. If the Company grants or sells any Options (as hereinafter defined) (other than Options that qualify as Excluded Securities) during the Applicable Period and the lowest price per share for which one share is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities (as hereinafter defined) issuable upon exercise of any such Option is less than the Applicable Price, then such share shall be deemed to be outstanding and to have been issued and sold or delivered by the Company at the time of the granting or sale of such Option for the New Issuance Price. For purposes of this Section 3(c)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to (1) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option minus (2) the sum of all amounts paid or payable to the holder of such Option (or any other person or entity) upon the granting or sale of such Option, upon exercise of such Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Option (or any other person or entity). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options.

(ii) Issuance of Convertible Securities. If the Company issues or sells any Convertible Securities (other than Convertible Securities that qualify as Excluded Securities) during the Applicable Period and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold or delivered by the Company at the time of the issuance or sale of such Convertible Securities for the New Issuance Price. For the purposes of this Section 3(c)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to (x) the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security minus (2) the sum of all amounts paid or payable to the holder of such Convertible Security (or any other person or entity) upon the issuance or sale of such Convertible Security plus the value of any other consideration received or receivable by, or benefit conferred on, the holder of such Convertible Security (or any other person or entity). Except as contemplated below, no further adjustment of the Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of Warrants has been or is to be made pursuant to other provisions of this Section 3(c), except as contemplated below, no further adjustment of the Exercise Price shall be made by reason of such issue, sale or delivery.

(iii) Change in Option Price. If during the Applicable Period the purchase or exercise price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for Common Stock increases or decreases at any time, the Exercise Price in effect at the time of such increase or decrease shall be adjusted to the Exercise Price which would have been in effect at such time had such revised terms been in effect. For purposes of this Section 3(c)(iii), if the terms of any Option or Convertible Security that was outstanding as of the original issuance of the Warrants are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 3(c) shall be made if such adjustment would result in an increase of the Exercise Price then in effect. For purposes of clarity, if the Company enters into a Variable Rate Transaction (as hereinafter defined), the Company shall be deemed to have issued Common Stock, Options or Convertible Securities at the lowest possible conversion or exercise price at which such securities may be converted or exercised. For purposes herein, no Variable Rate Transaction shall be Excluded Securities.

(d)           Other Events. If any event occurs of the type contemplated by the provisions of Section 3(a) or (b) but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, Adjustment Rights, phantom stock rights or other rights with equity features to all holders of Common Stock for no consideration), then the Company's Board of Directors will, at its discretion and in good faith, make an adjustment in the Exercise Price and the number of Warrant Shares or designate such additional consideration to be deemed issuable upon exercise of a Warrant, so as to protect the rights of the registered Holder. No adjustment to the Exercise Price will be made pursuant to more than one sub-section of this Section 3 in connection with a single issuance.

(e)           Notice of Adjustments. Upon any adjustment of the Exercise Price and any increase or decrease in the number of Warrant Shares purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within 15 days thereafter, shall give written notice thereof to the Holder at the address of such Holder as shown on the books of the Company, which notice shall state the Exercise Price as adjusted and, if applicable, the increased or decreased number of Warrant Shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

4.           Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

5.           Legends. Unless the Warrant Shares are registered for resale with the Commission, each certificate evidencing the Warrant Shares issued upon exercise of this Warrant shall be stamped or imprinted with a legend substantially in the following form (in addition to any legend required by applicable state securities or “blue sky” laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

Certificates evidencing the Warrant Shares shall not be required to contain any legend: (i) while a Registration Statement is effective under the Securities Act, (ii) following any sale of such Warrant Shares pursuant to Rule 144, (iii) if such Warrant Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such Warrant Shares and without volume or manner-of-sale restrictions or (iv) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the Commission).

6.           Removal of Legend. Upon request of a holder of a certificate with the legends required by Section 5 hereof, the Company shall issue to such holder a new certificate therefor free of any transfer legend, if, with such request, the Company shall have received an opinion of counsel satisfactory to the Company in form and substance to the effect that any transfer by such holder of the Warrant Shares evidenced by such certificate will not violate the Securities Act or any applicable state securities laws.

7.           Fractional Shares. No fractional Warrant Shares will be issued in connection with any exercise hereunder. Instead, the Company shall round up, as nearly as practicable to the nearest whole Share, the number of Warrant Shares to be issued.

8.           Rights of Stockholders. Except as expressly provided herein, the Holder, as such, shall not be entitled to vote or be deemed the holder of the Warrant Shares or any other securities of the Company that may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise) or to receive notice of meetings, or otherwise until this Warrant shall have been exercised and the Warrant Shares purchasable upon the exercise hereof shall have been issued, as provided herein.

9.           No Transfer. This Warrant shall be assignable and transferable, provided that no such assignment and transfer shall be valid unless (a) the same shall be valid under and undertaken in accordance with applicable law, rule or regulation and (b) the provision of 11(e) of this Agreement shall be adhered to as a condition to such transfer or assignment. The Warrants may only be disposed of in compliance with U.S. state and U.S. federal securities laws. In connection with any transfer of the Warrants other than pursuant to an effective Registration Statement or Rule 144, to the Company or to an affiliate of the Holder, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Warrants under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of the Holder.

10.           Definitions.

As used herein, the following terms shall have the following meanings:

(a)          “Adjustment Right” means any right granted with respect to any securities issued in connection with, or with respect to, any issuance, sale or delivery (or deemed issuance, sale or delivery in accordance with Section 3) of Common Stock (other than rights of the type described in Sections 3(a) and 3(b) hereof) that could result in a decrease in the net consideration received by the Company in connection with, or with respect to, such securities (including, without limitation, any cash settlement rights, cash adjustment or other similar rights) but excluding anti-dilution and other similar rights (including pursuant to Section 3(c) of this Agreement).

(b)          “Approved Stock Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which Common Stock and options to purchase Common Stock may be issued to any employee, consultant, officer or director or other service provider for services provided to the Company in their capacity as such.

(c)          “Convertible Securities” means any notes, rights, warrants or other securities (other than Options) that are at any time and under any circumstances, directly or indirectly, convertible into, exercisable or exchangeable for, or which otherwise entitles the holder thereof to acquire, shares of Common Stock.

(d)          “Excluded Securities” means (1) Common Stock or options or other rights to purchase Common Stock or other awards issued to directors, officers, employees, consultants or other service providers of the Company in their capacity as such pursuant to an Approved Stock Plan, provided that (A) all such issuances (taking into account the Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 30% of the Common Stock issued and outstanding immediately prior to the date hereof; provided however, that such issuances to consultants or other service providers do not, in each instance in the aggregate, exceed more than 5% of the Common Stock issued and outstanding immediately prior to the date hereof, and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder in each case other than pursuant to the terms hereof (including any anti-dilution provisions contained therein) and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the holders of Warrants; (2) Common Stock issued upon the conversion or exercise of Convertible Securities (other than options or other rights to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (i) above) issued prior to the date hereof, provided that the conversion price of any such Convertible Securities (other than options or other rights to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (1) above) is not lowered through the amendment or waiver of such Convertible Security, none of such Convertible Securities (other than options or other rights to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (1) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities (other than options or other rights to purchase Common Stock issued pursuant to an Approved Stock Plan that are covered by clause (1) above) are otherwise materially changed in any manner that adversely affects any of the holders of Warrants; (3) Common Stock issuable upon exercise of the Warrants; and (4) securities issuable in connection with strategic license agreements, other partnering arrangements or acquisitions or mergers where the purchaser or acquirer of the securities in such issuance solely consists of (A) either (x) the actual participants in such strategic license, strategic alliance, strategic partnership or other partnering arrangements, (y) the actual owners of such assets or securities acquired in such acquisition or merger or (z) the stockholders, partners or members of the foregoing persons or entities and (B) number or amount of securities issued to such person or entity by the Company shall not be disproportionate (as determined in good faith by the Board of Directors of the Company) to either (x) the fair market value of such person’s or entity’s actual contribution to such strategic alliance or strategic partnership or (y) the proportional ownership of such assets or securities to be acquired by the Company, as applicable; provided, that, notwithstanding the foregoing, such purchaser or acquirer of the securities in such issuance shall not include any person regularly engaged in the business of buying or selling securities.

(e)          “New Issuance Price” means a price (calculated to the nearest cent) determined in accordance with the following formula:

EP2 = EP1* (A + B) ÷ (A + C).

For purposes of the foregoing formula, the following definitions shall apply:

(i)	“EP2” shall mean the adjusted Exercise Price;

(ii)	“EP1” shall mean the Exercise Price in effect immediately prior to such issuance of Common Stock;

(iii)	“A” shall mean the number of shares of Common Stock outstanding immediately prior to such issue of additional Common Stock including the issuance, sale or delivery of Common Stock owned or held by or for the account of the Company, (treating for this purpose as outstanding all shares of Common Stock issuable upon exercise of Options outstanding immediately prior to such issue or upon conversion or exchange of Convertible Securities outstanding (assuming exercise of any outstanding Options therefor) immediately prior to such issue);

(iv)	“B” shall mean the number of shares of Common Stock that would have been issued if such additional shares of Common Stock had been issued at an Exercise Price equal to EP1 (determined by dividing the aggregate consideration received by the Company in respect of such issue by EP1); and

(v)	“C” shall mean the number of such additional shares of Common Stock issued in such transaction.

(f)          “Options” means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

(g)          “Registration Statement” shall mean the Registration Statement filed by the Company pursuant to Section 3 of the Agreement.

(h)          “Trading Day” means any day on which the Common Stock is traded on the Trading Market, or, if the Trading Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market in the United States on which the Common Stock is then traded, provided that “Trading Day” shall not include any day on which the Common Stock is are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00 P.M., New York City time).

(i)           “Trading Market” means NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange.

(j)          “Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into any agreement, including, but not limited to, an equity line of credit, whereby the Company may issue securities at a future determined price.

(k)          “VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg L.P. (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Nasdaq Capital Market, (c) if the Common Stock are not then listed or quoted for trading on the Nasdaq Capital Market and if prices for the Common Stock are then reported in the OTCQB maintained by OTC Markets Group, Inc. (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of Common Stock so reported, or (d) in all other cases, the fair market value of the Common Stock as determined by an independent appraiser selected in good faith by the Company, the fees and expenses of which shall be paid by the Company.

11.           Miscellaneous.

(a)          Registration Rights. The Holder shall have such registration rights as set forth in Section 3 of the Agreement.

(b)          This Warrant and disputes arising hereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within such State, without regard to its conflict of law rules. Any action brought by either party against the other concerning the transaction contemplated by this Warrant shall be brought only in the state courts of Delaware or in the federal courts located in the state of Delaware. The parties to this Warrant hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Holder waive trial by jury.

(c)          The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

(d)          The covenants of the respective parties contained herein shall survive the execution and delivery of this Warrant.

(e)          The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or permitted assigns of the Company and of the Holder and of the Warrant Shares issued or issuable upon the exercise hereof. The Holder may assign any or all of its rights under the Agreement to any person to whom the Holder assigns or transfers the Warrant.

(f)          This Warrant and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subject hereof.

(g)          The Company shall not, by amendment of its Certificate of Incorporation or Bylaws, or through any other means, directly or indirectly, avoid or seek to avoid the observance or performance of any of the terms of this Warrant and shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder contained herein against impairment.

(h)          Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company, or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company, at its expense, will execute and deliver to the Holder, in lieu thereof, a new Warrant of like date and tenor.

(i)          This Warrant and any provision hereof may be amended, waived or terminated only by an instrument in writing signed by the Company and the Holder.

(j)          The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

DARIO HEALTH CORP.

By:
Name:
Title:

Exhibit A

NOTICE OF EXERCISE

TO:	DarioHealth Corp., attention: President

The undersigned hereby elects to purchase the below referenced shares (the “Warrant Shares”) of Common Stock of DarioHealth Corp. (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such Warrant Shares in full. Payment of the purchase price is being made by:

____________	a cash exercise with respect to _________________ Warrant Shares; or

____________	a "cashless exercise" with respect to _______________ Warrant Shares
(if permitted pursuant to Section 2(b) of the Warrant).

Please issue a certificate or certificates representing said shares in the name of the undersigned or in such other name as is specified below:

1.	Name: __________________________________________________

2.	Address: ________________________________________________

3.	DWAC Instructions (if applicable): ___________________________________________
/

The undersigned hereby represents and warrants the following:

(a)            It (i) has such knowledge and experience in financial and business affairs that he/she/it is capable of evaluating the merits and risks involved in purchasing the Warrant Shares, (ii) is able to bear the economic risks involved in purchasing the Warrant Shares, and (iii) is a “non-US person” as defined in Regulation S promulgated under the Securities Act of 1933, as amended;

(b)           In making the decision to purchase the Warrant Shares, it has relied solely on independent investigations made by it and has had the opportunity to ask questions of, and receive answers from, the Company concerning the Warrant Shares, the financial condition, prospective business and operations of the Company and has otherwise had an opportunity to obtain any additional information, to the extent that the Company possess such information or could acquire it without unreasonable effort or expense;

(c)            Its overall commitment to investments that are not readily marketable is not disproportionate to its net worth and income, and the purchase of the Warrant Shares will not cause such overall commitment to become disproportionate; it can afford to bear the loss of the purchase price of the Warrant Shares;

(d)           It has no present need for liquidity in its investment in the Warrant Shares; and

(e)           It acknowledges that the transaction contemplated in connection with the purchase of the Warrant Shares has not been reviewed or approved by the Securities and Exchange Commission or by any administrative agency charged with the administration of the securities laws of any state, and that no such agency has passed on or made any recommendation or endorsement of any of the securities contemplated hereby.

(Signature and Date)

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